Exhibit 23.2
                                                    ------------


                         CONSENT OF ERNST & YOUNG LLP

	We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Employers Mutual Casualty Company Incentive Stock Option Plan for the registration of 500,000 shares of common stock of EMC Insurance Group Inc. of our reports dated February 26, 2002, with respect to the consolidated financial statements and schedules of EMC Insurance Group Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                    By /s/ Ernst & Young LLP
                                    ------------------------
                                       Ernst & Young LLP

Des Moines, Iowa
March 5, 2003